As filed with the Securities and Exchange Commission on April __, 2002
                                                      Registration No. 333-51322
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                         POST-EFFECTIVE AMENDMENT No. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                       MICROCHIP TECHNOLOGY INCORPORATED
             (Exact name of Registrant as specified in its charter)


         Delaware                                                86-062904
(State of Incorporation)                                     (I.R.S. Employer
                                                          Identification Number)

                                   ----------

                             2355 W. Chandler Blvd.
                               Chandler, AZ 85224
          (Address of Principal Executive Offices, Including Zip Code)

                                   ----------

                          Employee Stock Purchase Plan
                            (Full Title of the Plan)

                                   ----------

                                  Steve Sanghi
                      President and Chief Executive Officer
                        MICROCHIP TECHNOLOGY INCORPORATED
                           2355 W. Chandler Boulevard
                             Chandler, Arizona 85224
                     (Name and Address of Agent for Service)

                                   ----------

                                 (480) 792-7200
          (Telephone Number, Including Area Code, of Agent for Service)

                                   ----------

The Registration Fee was previously calculated and paid in connection with the filing of the Registration Statement on December 6, 2000.

No exhibits are filed with this Post-Effective Amendment.
================================================================================

     The Registrant registered an aggregate of 300,000 shares of its Common Stock (the "Registered Shares") for future issuance under its Employee Stock Purchase Plan (the "ESPP") pursuant to a Registration Statement on Form S-8 (File No. 333-51322) filed with the Securities and Exchange Commission on December 6, 2000. Of the 300,000 Registered Shares, 139,986.25 shares were issued and sold under the ESPP, 100,000 shares were rolled over to Registrant's 2001 Employee Stock Purchase Plan, and 60,013.75 shares had not been issued under the ESPP prior to the termination of such plan. Accordingly, the Registrant hereby withdraws from registration under this Registration Statement on Form S-8 the 60,013.75 shares of its Common Stock that will not be issued under the ESPP.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chandler, State of Arizona, on April 23, 2002.


                                        MICROCHIP TECHNOLOGY INCORPORATED


                                        By: /s/ Steve Sanghi
                                            ------------------------------------
                                            Steve Sanghi
                                            President, Chief Executive Officer
                                            and Chairman of the Board

Date:  April 23, 2002

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons on the dates indicated and in the capacities indicated.


   Name and Signature                       Title                     Date
   ------------------                       -----                     ----

/s/ Steve Sanghi               Chairman of the Board, President   April 23, 2002
----------------------------   and Chief Executive Officer
Steve Sanghi                   (Principal Executive Officer)

Albert J. Hugo-Martinez*       Director                           April 23, 2002


L.B. Day*                      Director                           April 23, 2002


Matthew W. Chapman*            Director                           April 23, 2002


Wade F. Meyercord              Director                           April 23, 2002

/s/ Gordon W. Parnell          Vice President, Chief Financial    April 23, 2002
----------------------------   Officer (Principal Financial
Gordon W. Parnell              and Accounting Officer)

*By: /s/ Steve Sanghi          Individually and as                April 23, 2002
     -----------------------   Attorney-in-fact
     Steve Sanghi